Exhibit 32.1
Certification
Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
      The undersigned, Dennis Gershenson, the President and Chief Executive Officer of Ramco-Gershenson Properties Trust (the “Company”) has executed this certification in connection with the filing with Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2005 (the “Report”). The undersigned herby certifies that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Dennis Gershenson

Dennis Gershenson
President and Chief Executive Officer
Date: May 16, 2005